Exhibit 99.1

BEACON REPORTS SECOND QUARTER 2021 RESULTS

•	Strong execution and favorable residential trends drove record second quarter net sales, seasonally strong net income (loss), and record Adjusted EBITDA, from continuing operations
•	Second quarter net sales leveraged attractive residential demand, while gross margins benefited from healthy pricing environment and favorable mix
•	Successful divestiture of Interior Products business sharpens management focus on growth in core exteriors business
•	Accretive refinancing transactions in Q3 will result in improved balance sheet strength, enhanced flexibility and lower cash interest costs

HERNDON, VA.—(BUSINESS WIRE)—May 6, 2021—Beacon (Nasdaq: BECN) (the “Company”) announced results today for its second quarter and six-month period ended March 31, 2021.

Second Quarter and Year-to-Date Financial Highlights

	Q2 2021	Q2 2020	YTD 2021	YTD 2020
(Unaudited; $ in millions, except per share amounts)
Net sales	$1,318.0	$1,197.1	$2,894.5	$2,612.5
Gross profit	$332.8	$270.4	$732.5	$610.6
Gross margin %	25.3%	22.6%	25.3%	23.4%

Operating expense	$310.0	$446.0	$614.6	$767.1
% of net sales	23.5%	37.3%	21.2%	29.4%
Adjusted Operating Expense[1]	$278.2	$274.0	$554.1	$559.2
% of net sales[1]	21.1%	22.9%	19.1%	21.4%

Net income (loss) from continuing operations	$(10.5)	$(121.3)	$36.9	$(145.3)
% of net sales	(0.8%)	(10.1%)	1.3%	(5.6%)
Adjusted Net Income (Loss)[1]	$22.1	$(22.4)	$93.1	$(4.2)
% of net sales[1]	1.7%	(1.9%)	3.2%	(0.2%)
Adjusted EBITDA[1]	$74.4	$22.1	$217.2	$98.9
% of net sales[1]	5.6%	1.8%	7.5%	3.8%

Net income (loss) from continuing operations per share — diluted ("EPS")	$(0.24)	$(1.85)	$0.35	$(2.29)

___________________________

[1]

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

“Continued execution by our team resulted in impressive second quarter performance,” said Julian Francis, Beacon’s President and Chief Executive Officer. “Strong residential demand and effective sales and pricing performance drove record second quarter net sales. I am particularly pleased with our gross margin performance, cost management and the operating leverage we generated on higher sales, the combination of which led to record second quarter Adjusted EBITDA. Our quarterly results, coupled with the successful divestiture of our Interior Products business, have allowed us to significantly reduce leverage, strengthen our balance sheet and sharpen our focus on the growth and profitability of our exteriors business. We are excited about our progress and look forward to a very successful 2021 as we continue to help our customers build more.”

Second Quarter

Net sales increased 10.1% compared to the prior year, despite one fewer selling day. The second quarter sales increase reflects strong residential roofing and complementary products growth as well as the successful implementation of price increases, partially offset by softer demand for non-residential products. Residential roofing product sales increased 18.7%, complementary product sales increased 9.4%, and non-residential roofing product sales decreased 4.1% compared to the prior year. The second quarter of fiscal 2021 and 2020 had 63 and 64 business days, respectively.

Gross margin improved from 22.6% in the prior year to 25.3%, primarily reflecting pricing execution driving price-cost improvement. Operating expense decreased in the second quarter primarily due to the write-off of certain trade names in connection with the Company’s rebranding efforts in the prior period. Adjusted Operating Expense was slightly higher due to increased incentive compensation and benefits cost, partially offset by lower travel and entertainment expense. Both operating expense and Adjusted Operating Expense decreased as a percent of sales, reflecting the positive impact of productivity initiatives and cost focus amid an increasing demand environment.

Net income (loss) from continuing operations was $(10.5) million, compared to $(121.3) million in 2020. Adjusted EBITDA was $74.4 million, compared to $22.1 million in 2020. EPS was $(0.24), compared to $(1.85) in 2020. Comparative improvements in second quarter results were driven by restructuring costs of rebranding in the prior year period as well as increased net sales, particularly within residential end markets, higher gross margins and operating leverage. These impacts were partially offset by sales declines within non-residential roofing.

Year-to-Date

Net sales increased 10.8% compared to the prior year, despite one fewer selling day. Residential roofing product sales increased 20.1%, complementary product sales increased 9.1%, and non-residential roofing product sales decreased 3.7% compared to the prior year. The first half of fiscal 2021 and 2020 had 125 and 126 business days, respectively.

Gross margin improved from 23.4% in the prior year to 25.3%. Operating expense decreased compared to the prior year, primarily due to the write-off of certain trade names in connection with the Company’s rebranding efforts in the prior period, as well as productivity efforts and effective cost control. Adjusted Operating Expense decreased compared to the first half of 2020, primarily as a result of effective cost management, partially offset by higher payroll and benefits. Both operating expense and Adjusted Operating Expense decreased as a percent of sales, reflecting the positive impact of productivity initiatives and cost focus amid an increasing demand environment.

Net income (loss) from continuing operations was $36.9 million, compared to $(145.3) million in 2020. Adjusted EBITDA was $217.2 million, compared to $98.9 million in 2020. EPS was $0.35, compared to $(2.29) in 2020.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

Earnings Call

The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss these results. Details for the earnings release event are as follows:

What:Beacon Second Quarter 2021 Earnings Call

When:Thursday, May 6, 2021

Time:5:00 p.m. ET

Access:Register for the conference call or webcast by visiting:

Beacon Investor Relations – Events & Presentations

Upon registration, participants will receive an email containing event details and unique access codes. To ensure timely access, participants should register for the earnings call at least 10 minutes before the 5:00 p.m. ET start time. An archived copy of the webcast will be available on the Events & Presentations page shortly after the call.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private

Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2020. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of roofing materials and complementary building products in North America, operating over 400 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 90,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com

INVESTOR CONTACT	MEDIA CONTACT
Binit Sanghvi	Jennifer Lewis
Head of Investor Relations	VP, Communications and Corporate Social Responsibility
Binit.Sanghvi@becn.com	Jennifer.Lewis@becn.com
972-369-8005	571-752-1048

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2021	% of Net Sales	2020	% of Net Sales	2021	% of Net Sales	2020	% of Net Sales
Net sales	$1,318.0	100.0%	$1,197.1	100.0%	$2,894.5	100.0%	$2,612.5	100.0%
Cost of products sold	985.2	74.7%	926.7	77.4%	2,162.0	74.7%	2,001.9	76.6%
Gross profit	332.8	25.3%	270.4	22.6%	732.5	25.3%	610.6	23.4%
Operating expense:
Selling, general and administrative	267.8	20.3%	262.7	22.0%	533.0	18.4%	536.0	20.5%
Depreciation	14.6	1.1%	14.5	1.2%	28.5	1.0%	30.3	1.2%
Amortization	27.6	2.1%	168.8	14.1%	53.1	1.8%	200.8	7.7%
Total operating expense	310.0	23.5%	446.0	37.3%	614.6	21.2%	767.1	29.4%
Income (loss) from operations	22.8	1.8%	(175.6)	(14.7%)	117.9	4.1%	(156.5)	(6.0%)
Interest expense, financing costs, and other	28.6	2.3%	23.6	1.9%	58.6	2.1%	62.1	2.4%
Loss on debt extinguishment	9.5	0.7%	—	0.0%	9.5	0.3%	14.7	0.6%
Income (loss) from continuing operations before income taxes	(15.3)	(1.2%)	(199.2)	(16.6%)	49.8	1.7%	(233.3)	(9.0%)
Provision for (benefit from) income taxes	(4.8)	(0.4%)	(77.9)	(6.5%)	12.9	0.4%	(88.0)	(3.4%)
Net income (loss) from continuing operations	(10.5)	(0.8%)	(121.3)	(10.1%)	36.9	1.3%	(145.3)	(5.6%)
Net income (loss) from discontinued operations	4.2	0.3%	(1.3)	(0.1%)	(263.7)	(9.2%)	(0.7)	0.0%
Net income (loss)	(6.3)	(0.5%)	(122.6)	(10.2%)	(226.8)	(7.9%)	(146.0)	(5.6%)
Dividends on Preferred Stock	6.0	0.4%	6.0	0.5%	12.0	0.4%	12.0	0.4%
Net income (loss) attributable to common shareholders	$(12.3)	(0.9%)	$(128.6)	(10.7%)	$(238.8)	(8.3%)	$(158.0)	(6.0%)

Weighted-average common stock outstanding:
Basic	69.6		68.8		69.4		68.7
Diluted	69.6		68.8		70.3		68.7

Net income (loss) per share:
Basic - Continuing operations	$(0.24)		$(1.85)		$0.36		$(2.29)
Basic - Discontinued operations	0.06		(0.02)		(3.80)		(0.01)
Basic net income (loss) per share	$(0.18)		$(1.87)		$(3.44)		$(2.30)

Diluted - Continuing operations	$(0.24)		$(1.85)		$0.35		$(2.29)
Diluted - Discontinued operations	0.06		(0.02)		(3.75)		(0.01)
Diluted net income (loss) per share	$(0.18)		$(1.87)		$(3.40)		$(2.30)

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(Unaudited; in millions)

	March 31,	September 30,	March 31,
	2021	2020	2020
Assets
Current assets:
Cash and cash equivalents	$619.3	$624.6	$781.2
Accounts receivable, net	759.5	885.2	753.2
Inventories, net	1,087.1	871.4	951.2
Prepaid expenses and other current assets	312.2	351.8	273.1
Current assets held for sale	—	243.8	273.3
Total current assets	2,778.1	2,976.8	3,032.0
Property and equipment, net	218.9	207.8	206.7
Goodwill	1,761.3	1,756.1	1,754.3
Intangibles, net	465.0	518.0	579.1
Operating lease assets	368.5	376.2	387.6
Deferred income taxes, net	90.2	—	—
Other assets, net	6.4	2.1	—
Non-current assets held for sale	—	1,120.5	1,150.3
Total assets	$5,688.4	$6,957.5	$7,110.0

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$689.0	$885.8	$587.8
Accrued expenses	575.8	509.7	316.6
Current operating lease liabilities	85.2	84.0	82.6
Current portions of long-term debt/obligations	10.7	12.3	13.4
Current liabilities held for sale	—	139.4	117.4
Total current liabilities	1,360.7	1,631.2	1,117.8
Borrowings under revolving lines of credit, net	—	251.1	1,001.6
Long-term debt, net	2,079.3	2,494.2	2,494.8
Deferred income taxes, net	—	71.8	43.0
Non-current operating lease liabilities	283.0	290.5	301.9
Long-term obligations under equipment financing, net	—	—	1.0
Other long-term liabilities	12.9	5.2	0.3
Non-current liabilities held for sale	—	53.4	56.2
Total liabilities	3,735.9	4,797.4	5,016.6

Convertible Preferred Stock	399.2	399.2	399.2

Stockholders' equity:
Common stock	0.7	0.7	0.7
Undesignated preferred stock	—	—	—
Additional paid-in capital	1,126.2	1,100.6	1,091.4
Retained earnings	451.2	694.3	641.2
Accumulated other comprehensive income (loss)	(24.8)	(34.7)	(39.1)
Total stockholders' equity	1,553.3	1,760.9	1,694.2
Total liabilities and stockholders' equity	$5,688.4	$6,957.5	$7,110.0

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows1

(Unaudited; in millions)

	Six Months Ended March 31,
	2021	2020
Operating Activities
Net income (loss)	$(226.8)	$(146.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	94.7	268.7
Stock-based compensation	12.2	9.8
Certain interest expense and other financing costs	5.6	5.7
Loss on debt extinguishment	9.5	14.7
Gain on sale of fixed assets and other	(1.4)	(0.9)
Deferred income taxes	(164.6)	(49.4)
Loss on sale of Interior Products	357.8	—
338(h)(10) election refund	—	(5.3)
Changes in operating assets and liabilities:
Accounts receivable	137.7	199.1
Inventories	(227.0)	(21.8)
Prepaid expenses and other current assets	45.4	6.5
Accounts payable and accrued expenses	(167.6)	(434.9)
Other assets and liabilities	1.4	3.0
Net cash provided by (used in) operating activities	(123.1)	(150.8)

Investing Activities
Purchases of property and equipment	(32.1)	(25.0)
Proceeds from sale of Interior Products	837.0	—
Proceeds from the sale of assets	1.5	1.1
Net cash provided by (used in) investing activities	806.4	(23.9)

Financing Activities
Borrowings under revolving lines of credit	2.3	2,029.3
Payments under revolving lines of credit	(259.3)	(1,109.9)
Payments under term loan	(428.8)	(4.9)
Borrowings under senior notes	—	300.0
Payment under senior notes	—	(309.6)
Payment of debt issuance costs	—	(3.7)
Payments under equipment financing facilities and finance leases	(3.4)	(4.4)
Payment of dividends on Preferred Stock	(12.0)	(12.0)
Proceeds from issuance of common stock related to equity awards	17.7	1.4
Payment of taxes related to net share settlement of equity awards	(4.3)	(2.8)
Net cash provided by (used in) financing activities	(687.8)	883.4

Effect of exchange rate changes on cash and cash equivalents	(0.8)	0.2

Net increase (decrease) in cash and cash equivalents	(5.3)	708.9
Cash and cash equivalents, beginning of period	624.6	72.3
Cash and cash equivalents, end of period	$619.3	$781.2

Supplemental Cash Flow Information
Operating cash flows provided by (used in) discontinued operations	$(28.2)	$19.2
Investing cash flows provided by (used in) discontinued operations	$(2.5)	$(6.7)
Cash paid during the period for:
Interest	$56.5	$63.7
Income taxes paid (received), net of refunds	$17.9	$(0.4)
Supplemental disclosure of non-cash investing and financing activities
Finance lease liabilities arising from obtaining right-of-use assets	$14.9	$—

____________________

[1]	Unless otherwise noted, amounts include both continuing and discontinued operations.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Unaudited; in millions)

Sales by Product Line
	Three Months Ended March 31,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$695.0	52.7%	$585.4	48.9%	$109.6	18.7%
Non-residential roofing products	329.7	25.0%	343.7	28.7%	(14.0)	(4.1%)
Complementary building products	293.3	22.3%	268.0	22.4%	25.3	9.4%
	$1,318.0	100.0%	$1,197.1	100.0%	$120.9	10.1%

Sales by Business Day[1,2]
	Three Months Ended March 31,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$11.0	52.7%	$9.1	48.9%	$1.9	20.6%
Non-residential roofing products	5.2	25.0%	5.4	28.7%	(0.2)	(2.6%)
Complementary building products	4.7	22.3%	4.2	22.4%	0.5	11.2%
	$20.9	100.0%	$18.7	100.0%	$2.2	11.8%

__________________________________________________

[1]	The second quarter of fiscal years 2021 and 2020 had 63 and 64 business days, respectively.
[2]	Dollar and percentage changes may not recalculate due to rounding.

Sales by Product Line
	Six Months Ended March 31,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,539.9	53.2%	$1,282.3	49.1%	$257.6	20.1%
Non-residential roofing products	727.9	25.1%	755.7	28.9%	(27.8)	(3.7%)
Complementary building products	626.7	21.7%	574.5	22.0%	52.2	9.1%
	$2,894.5	100.0%	$2,612.5	100.0%	$282.0	10.8%

Sales by Business Day[1,2]
	Six Months Ended March 31,
	2021		2020		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$12.4	53.2%	$10.2	49.1%	$2.2	21.1%
Non-residential roofing products	5.8	25.1%	6.0	28.9%	(0.2)	(2.9%)
Complementary building products	5.0	21.7%	4.5	22.0%	0.5	10.0%
	$23.2	100.0%	$20.7	100.0%	$2.5	11.7%

__________________________________________________

[1]	Fiscal years 2021 and 2020 had 125 and 126 business days, respectively.
[2]	Dollar and percentage changes may not recalculate due to rounding.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures

(Unaudited; in millions)

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we prepare certain financial measures that are not calculated in accordance with GAAP, specifically:

•	Adjusted Operating Expense. We define Adjusted Operating Expense as operating expense, excluding the impact of the adjusting items (as described below).
•	Adjusted Net Income (Loss). We define Adjusted Net Income (Loss) as net income (loss) from continuing operations, excluding the impact of the adjusting items (as described below).
•

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and the adjusting items (as described below).

We use these supplemental non-GAAP measures to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute our non-GAAP financial measures consistently using the same methods each period.

We believe these non-GAAP measures are useful measures because they permit investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe that these non-GAAP measures are useful to investors when evaluating our business, they are not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. These non-GAAP measures should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusting Items to Non-GAAP Financial Measures

The impact of the following expense (income) items is excluded from each of our non-GAAP measures (the “adjusting items”):

•

Acquisition costs. Represent certain costs related to historical acquisitions, including: amortization of intangible assets; professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses classified as selling, general and administrative; and amortization of debt issuance costs.

•

Restructuring costs. Represent costs stemming from headcount rationalization efforts and certain rebranding costs; impact of the Interior Products divestiture; accrued estimated costs related to employee benefit plan withdrawals; and amortization of debt issuance costs and loss on debt extinguishment.

•

COVID-19 impacts. Represent costs directly related to the COVID-19 pandemic; and income tax provision (benefit) stemming from the revaluation of deferred tax assets and liabilities made in conjunction with our application of the CARES Act.

The following table presents the impact and respective location of the adjusting items on our consolidated statements of operations for each of the periods indicated:

	Operating Expense		Non-Operating Expense
	SG&A1	Amortization	Interest Expense	Other (Income) Expense	Income Taxes[2]	Total
Three Months Ended March 31, 2021
Acquisition costs	$0.7	$25.3	$1.8	$—	$—	$27.8
Restructuring costs[3]	3.0	2.3	0.8	9.5	—	15.6
COVID-19 impacts	0.5	—	—	—	—	0.5
Total adjusting items	$4.2	$27.6	$2.6	$9.5	$—	$43.9

Three Months Ended March 31, 2020
Acquisition costs[4]	$2.4	$26.1	$2.0	$(5.3)	$—	$25.2
Restructuring costs[5]	0.9	142.6	0.9	0.1	—	144.5
COVID-19 impacts[6]	—	—	—	—	(33.3)	(33.3)
Total adjusting items	$3.3	$168.7	$2.9	$(5.2)	$(33.3)	$136.4

Six Months Ended March 31, 2021
Acquisition costs	$1.7	$50.8	$3.9	$—	$—	$56.4
Restructuring costs[3]	4.9	2.3	1.7	9.5	—	18.4
COVID-19 impacts	0.8	—	—	—	—	0.8
Total adjusting items	$7.4	$53.1	$5.6	$9.5	$—	$75.6

Six Months Ended March 31, 2020
Acquisition costs[4]	$6.3	$58.1	$4.0	$(5.3)	$—	$63.1
Restructuring costs[5]	0.9	142.6	1.7	19.8	—	165.0
COVID-19 impacts[6]	—	—	—	—	(33.3)	(33.3)
Total adjusting items	$7.2	$200.7	$5.7	$14.5	$(33.3)	$194.8

______________________________

[1]	Selling, general and administrative expense (“SG&A”).
[2]	For tax impact of adjusting items, see Adjusted Net Income (Loss) table below.
[3]

Other (income) expense for the three and six months ended March 31, 2021 consists of a loss on debt extinguishment of $9.5 million in connection with the write-off of debt issuance costs stemming from the additional $423.9 million principal payment on the 2025 Term Loan.

[4]

Other (income) expense for the three and six months ended March 31, 2020 includes a net $5.3 million refund received as the final true-up of the $164.0 million payment resulting from the 338(h)(10) election made in connection with the acquisition of Allied Building Products Corp. on January 2, 2018.

[5]

Amortization for the three and six months ended March 31, 2020 includes the impact of non-cash accelerated intangible asset amortization of $142.6 million related to the write-off of certain trade names in connection with the Company’s rebranding. Other (income) expense for the six months ended March 31, 2020 includes a loss on debt extinguishment of $14.7 million in connection with the October 2019 debt refinancing.

[6]

Income taxes for the three and six months ended March 31, 2020 includes a $33.3 million income tax benefit resulting from our application of the CARES Act (which was substantially reversed in the third quarter of fiscal 2020).

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted Operating Expense

The following table presents a reconciliation of operating expense, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Operating Expense for each of the periods indicated:

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Operating expense	$310.0	$446.0	$614.6	$767.1
Acquisition costs	(26.0)	(28.5)	(52.5)	(64.4)
Restructuring costs	(5.3)	(143.5)	(7.2)	(143.5)
COVID-19 impacts	(0.5)	—	(0.8)	—
Adjusted Operating Expense	$278.2	$274.0	$554.1	$559.2

Net sales	$1,318.0	$1,197.1	$2,894.5	$2,612.5
Operating expense as % of sales	23.5%	37.3%	21.2%	29.4%
Adjusted Operating Expense as % of sales	21.1%	22.9%	19.1%	21.4%

Adjusted Net Income (Loss)

The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Net Income (Loss) for each of the periods indicated:

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$(10.5)	$(121.3)	$36.9	$(145.3)
Adjusting items:
Acquisition costs	27.8	25.2	56.4	63.1
Restructuring costs	15.6	144.5	18.4	165.0
COVID-19 impacts	0.5	(33.3)	0.8	(33.3)
Total adjusting items	43.9	136.4	75.6	194.8
Less: tax impact of adjusting items[1]	(11.3)	(37.5)	(19.4)	(53.7)
Total adjustments, net of tax	32.6	98.9	56.2	141.1
Adjusted Net Income (Loss)	$22.1	$(22.4)	$93.1	$(4.2)

Net sales	$1,318.0	$1,197.1	$2,894.5	$2,612.5
Net income (loss) as % of sales	(0.8%)	(10.1%)	1.3%	(5.6%)
Adjusted Net Income (Loss) as % of sales	1.7%	(1.9%)	3.2%	(0.2%)

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[1]

Amounts represent tax impact on adjusting items that are not included in our income tax provision (benefit) for the periods presented. The effective tax rate applied to these adjusting items is calculated by using forecasted adjusted pre-tax income while factoring in estimated discrete tax adjustments for the fiscal year. The tax impact of adjusting items for the three months ended March 31, 2021 and 2020 were calculated using a blended effective tax rate of 25.7% and 27.5%, respectively. The tax impact of adjusting items for the six months ended March 31, 2021 and 2020 were calculated using an effective tax rate of 25.7% and 27.6%, respectively.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted EBITDA

The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$(10.5)	$(121.3)	$36.9	$(145.3)
Interest expense, net	29.6	35.6	60.9	70.3
Income taxes	(4.8)	(77.9)	12.9	(88.0)
Depreciation and amortization	42.2	183.3	81.6	231.1
Stock-based compensation	4.2	4.3	8.0	9.1
Acquisition costs[1]	0.7	(2.9)	1.7	1.0
Restructuring costs[1]	12.5	1.0	14.4	20.7
COVID-19 impacts[1]	0.5	—	0.8	—
Adjusted EBITDA	$74.4	$22.1	$217.2	$98.9

Net sales	$1,318.0	$1,197.1	$2,894.5	$2,612.5
Net income (loss) as % of sales	(0.8%)	(10.1%)	1.3%	(5.6%)
Adjusted EBITDA as % of sales	5.6%	1.8%	7.5%	3.8%

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[1]	Amounts represent adjusting items included in SG&A and other income (expense); remaining adjusting item balances are embedded within the other line item balances reported in the table.